UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2019

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7777 Glades Road, Suite 203, Boca Raton, FL	33434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 3, 2019, the Company appointed Ellen B. Deutsch as Executive Vice President and Chief Operating Officer of the Company with immediate effect. Ms. Deutsch’s biography is as follows:

Ellen B. Deutsch (58)

Ms. Deutsch serves as Executive Vice President and Chief Operating Officer of the Company effective from October 3, 2019. Prior to joining the Company, she was employed by The Hain Celestial Group (NASDAQ:HAIN) from 1996 to 2019, serving in successive leadership roles for over 23 years. Hain Celestial is a leading natural and organic food and personal care products company in North America, Europe and India. In 2014, she became Senior Vice President/Chief Marketing Officer, directing the Company’s Hain Pure Protein businesses including Empire® Kosher Poultry, Plainville Farms®, and FreeBird®, in addition to other company responsibilities. Previously, she had served as the company’s Chief Growth Officer, where she led numerous business teams and functional areas, identified and integrated acquisitions, and created the company’s technical and corporate social responsibility platforms. She completed both her B.B.A. and M.B.A. degrees at Hofstra University’s Frank G. Zarb School of Business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	President

Dated: October 7, 2019

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